UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006 (December 20, 2006)

THE NASDAQ STOCK MARKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York 10006

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (212) 401-8700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 20, 2006, The NASDAQ Stock Market LLC (Exchange), a wholly owned subsidiary of The Nasdaq Stock Market, Inc. (Nasdaq), entered into a transitional system and regulatory services agreement with National Association of Securities Dealers, Inc. (NASD). As described further below, and until the effectiveness of the transitional system and regulatory services agreement, NASD maintained voting control over Nasdaq through its ownership of the one outstanding share of Nasdaq’s Series D Preferred Stock, par value $0.01 per share.

Under the transitional system and regulatory services agreement, the Exchange will perform certain functions formerly delegated to Nasdaq by NASD through the Plan of Allocation and Delegation of Functions by NASD to Subsidiaries (Delegation Plan). These functions include the operation of certain quotation, transaction execution and trade reporting services for non-Nasdaq-listed securities and the administration of related SEC rules. As it had under the Delegation Plan, NASD will continue to provide certain regulatory functions related to the services provided by the Exchange under the transitional system and regulatory services agreement.

The Exchange shall retain all revenues received, and pay all costs incurred, in connection with the services provided to NASD under the transitional system and regulatory services agreement. The Exchange shall pay NASD for costs associated with NASD’s performance of the regulatory functions described above. The agreement is not expected to have any effect on Nasdaq’s costs or revenues.

The agreement will terminate upon the earlier of the date on which (i) the Exchange begins to operate, without providing regulatory services to NASD, certain technology that will allow NASD to provide a facility for quoting and trade reporting for non-Nasdaq-listed securities or (ii) NASD commences using alternate technology to provide such a facility.

A copy of the transitional system and regulatory services agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Upon the effectiveness of the transitional system and regulatory services agreement as described in Item 1.01 above and the submission to the SEC of a related filing by NASD, Nasdaq was removed as a party to the Delegation Plan. See the description of the Delegation Plan in Item 1.01 above, which is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

As discussed in Item 1.01 above, NASD previously owned the one outstanding share of Nasdaq’s Series D Preferred Stock, par value $0.01 per share, which allowed NASD to maintain voting control over Nasdaq. As a result of the removal of Nasdaq as a party to the Delegation Plan, Nasdaq redeemed for $1.00 the one outstanding share of Series D Preferred Stock that had been issued to NASD.

The removal of Nasdaq from the Delegation Plan also satisfies the remaining condition to Nasdaq beginning to operate as an exchange for trading non-Nasdaq listed securities. Accordingly, as previously disclosed, Nasdaq expects to become operational as an exchange with respect to these securities in the first quarter of 2007.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Transitional System and Regulatory Services Agreement, dated as of December 20, 2006, by and between National Association of Securities Dealers, Inc. and The NASDAQ Stock Market LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NASDAQ STOCK MARKET, INC.

Dated: December 21, 2006	By:	/s/ Edward S. Knight
Edward S. Knight
Executive Vice President and General Counsel

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